Exhibit 4.1

NUMBER C-	SHARES CUSIP [ ] [ ]

SEE REVERSE FOR CERTAIN DEFINITIONS

RICHTECH ROBOTICS INC.

INCORPORATED UNDER THE LAWS OF NEVADA

CLASS B COMMON STOCK

THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS B COMMON STOCK OF THE PAR VALUE OF $0.00001 EACH OF RICHTECH ROBOTICS INC., transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CEO	Secretary

RICHTECH ROBOTICS INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Second Amended and Restated Articles of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issuance of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	________ Custodian ________
TEN ENT	-	as tenants by the entireties			(Cust) (Minor)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act _____________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE(S), OF ASSIGNEE(S))

shares of Class B Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Class B Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: